CUSIP No.	6933T 10 6	13G	Page	7	of	7	Pages
EXHIBIT A TO SCHEDULE 13G
AGREEMENT PURSUANT TO RULE 13d-1(k)(1)
     The undersigned persons, on February 10, 2009, agree and consent to the joint filing on their behalf of this Amendment No. 10 to Schedule 13G in connection with their beneficial ownership of the voting common stock of Petroleum Helicopters Incorporated.

WOODBOURNE PARTNERS, L.P.,

by its General Partner, CLAYTON MANAGEMENT COMPANY

/s/ John D. Weil John D. Weil, President

CLAYTON MANAGEMENT COMPANY

/s/ John D. Weil John D. Weil, President

/s/ John D. Weil John D. Weil